DR. RICHARD F. HEWLETT, Ph.D.

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of my report dated June 1, 2005 entitled “Clarkdale Slag Project” in Amendment No. 3 to the Registration Statement on Form SB-2/A to be filed by Searchlight Minerals Corp. with the United States Securities and Exchange Commission.

Dated the 12th day of June, 2007

/s/ Richard F. Hewlett

_____________________________
DR. RICHARD F. HEWLETT, Ph.D.,
Consulting Geologist